EXHIBIT 1.01

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13D to which this Joint Filing Agreement is annexed as Exhibit 1.01, and any amendments thereto, is and will be filed on behalf of each of them in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: March 14, 2019

Biogen Inc.

By:	/s/ James Basta
	Name:	James Basta
	Title:	Chief Corporation Counsel and Assistant Secretary

Biogen Switzerland Holdings GmbH

By:	/s/ Frederick Lawson
	Name:	Frederick Lawson
	Title:	Managing Director